Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Primoris Services Corporation of our report dated February 29, 2016, relating to the consolidated financial statements of Primoris Services Corporation (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report (Form 10-K) for the year ended December 31, 2015:

•                  Registration Statement on Form S-8 (No. 333-188553) pertaining to the 2013 Equity Incentive Plan of Primoris Services Corporation;

•                  Registration Statement on Form S-8 (No. 333-159491) pertaining to the Long-Term Incentive Equity Plan of Primoris Services Corporation;

•                  Registration Statement on Form S-3 (No 333-161331) pertaining to the registration of common stock; and

•                  Registration Statement on Form S-3 (No 333-174602) pertaining to the registration of common stock.

/s/ Moss Adams LLP

February 29, 2016

Irvine, California